EXHIBIT 2.2
                                                                     -----------


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         WINTRUST FINANCIAL CORPORATION,

                                WTFC MERGER CO.,

                                       AND

                              VILLAGE BANCORP, INC.






                              Dated August 7, 2003



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                                                     TABLE OF CONTENTS
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                                                                                                               PAGE

ARTICLE 1             THE MERGER.................................................................................1
              1.1     The Merger.................................................................................1
              1.2     Effective Time.............................................................................1
              1.3     Effect of the Merger.......................................................................1
              1.4     Conversion of Shares; Merger Consideration.................................................2
              1.5     Company Stock Options......................................................................3
              1.6     Cancellation of Treasury Shares............................................................4
              1.7     Capital Stock of Merger Co.................................................................4
              1.8     Recapitalization...........................................................................4
              1.9     Tax Treatment..............................................................................5
              1.10    Closing....................................................................................5

ARTICLE 2             EXCHANGE OF CERTIFICATES...................................................................5
              2.1     Wintrust to Make Shares and Cash Available.................................................5
              2.2     No Fractional Shares.......................................................................5
              2.3     Exchange of Certificates; Surrender of Warrants............................................6

ARTICLE 3             REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY......................................8
              3.1     Organization...............................................................................8
              3.2     Organizational Documents; Minutes and Stock Records........................................8
              3.3     Capitalization.............................................................................9
              3.4     Authorization; No Violation................................................................9
              3.5     Consents and Approvals....................................................................10
              3.6     Financial Statements......................................................................10
              3.7     No Undisclosed Liabilities................................................................11
              3.8     Loans; Allowance for Loan Losses..........................................................11
              3.9     Properties and Assets.....................................................................11
              3.10    Material Contracts........................................................................12
              3.11    No Defaults...............................................................................14
              3.12    Conflict of Interest Transactions.........................................................14
              3.13    Investments...............................................................................14
              3.14    Compliance with Laws; Legal Proceedings...................................................15
              3.15    Insurance.................................................................................15
              3.16    Taxes.....................................................................................16
              3.17    Environmental Laws and Regulations........................................................16
              3.18    Community Reinvestment Act Compliance.....................................................17
              3.19    Company Regulatory Reports................................................................17
              3.20    Employee Benefit Plans....................................................................18
              3.21    Technology and Intellectual Property......................................................19
              3.22    No Adverse Change.........................................................................20
              3.23    Conduct of Business in Normal Course......................................................20
              3.24    Change in Business Relationships..........................................................20
              3.25    Brokers' and Finders' Fees................................................................21
              3.26    Section 280G..............................................................................21

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                                                    TABLE OF CONTENTS
                                                       (CONTINUED)
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ARTICLE 4             REPRESENTATIONS AND WARRANTIES CONCERNING WINTRUST AND MERGER CO..........................21
              4.1     Organization..............................................................................21
              4.2     Capitalization............................................................................21
              4.3     Authorization; No Violations..............................................................22
              4.4     Consents and Approvals....................................................................22
              4.5     Wintrust SEC Documents and Financial Statements...........................................22
              4.6     Compliance with Laws; Legal Proceedings...................................................23
              4.7     Wintrust Regulatory Reports...............................................................23
              4.8     No Adverse Change.........................................................................24
              4.9     Brokers' and Finders' Fees................................................................24
              4.10    Taxation of the Merger....................................................................24

ARTICLE 5             AGREEMENTS AND COVENANTS..................................................................24
              5.1     Conduct of Business.......................................................................24
              5.2     Access to Information.....................................................................26
              5.3     Meeting of Shareholders of the Company....................................................26
              5.4     Registration Statement and Regulatory Filings.............................................26
              5.5     Listing of Shares.........................................................................27
              5.6     Reasonable and Diligent Efforts...........................................................27
              5.7     Business Relations and Publicity..........................................................28
              5.8     No Conduct Inconsistent with this Agreement...............................................28
              5.9     Pre-Closing Loan Review...................................................................29
              5.10    Board of Directors' Notices and Minutes...................................................29
              5.11    Untrue Representations and Warranties.....................................................29
              5.12    Director and Officer Indemnification and Liability Coverage...............................30
              5.13    Monthly Financial Statements..............................................................31
              5.14    Dissent Process...........................................................................31
              5.15    Section 368(a) Reorganization.............................................................31
              5.16    Treatment of Warrants and Options.........................................................31
              5.17    Converted Options.........................................................................31
              5.18    Premium Finance Lending Issue.............................................................32

ARTICLE 6             EMPLOYEE BENEFIT MATTERS..................................................................32
              6.1     Benefit Plans.............................................................................32
              6.2     No Rights or Remedies.....................................................................33

ARTICLE 7             CONDITIONS PRECEDENT TO OBLIGATIONS OF WINTRUST AND MERGER CO.............................33
              7.1     Representations and Warranties; Performance of Agreements.................................33
              7.2     Closing Certificate.......................................................................33
              7.3     Regulatory and Other Approvals............................................................34
              7.4     Approval of Merger and Delivery of Agreement..............................................34
              7.5     Effectiveness of the Registration Statement...............................................34
              7.6     No Litigation.............................................................................34
              7.7     Environmental Surveys.....................................................................34

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                                                                      ii

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              7.8     Opinion of Counsel........................................................................34
              7.9     Employment Agreements.....................................................................34
              7.10    No Adverse Changes........................................................................35
              7.11    Minimum Net Worth and Loan Loss Reserve Requirements......................................35
              7.12    Voting Agreements.........................................................................35
              7.13    Satisfaction of Premium Finance Lending Issue.............................................35
              7.14    Consents; Release of Pledged Shares.......................................................35
              7.15    Other Documents...........................................................................35

ARTICLE 8             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY........................................36
              8.1     Representations and Warranties; Performance of Agreements.................................36
              8.2     Closing Certificates......................................................................36
              8.3     Regulatory and Other Approvals............................................................36
              8.4     Delivery of Agreement.....................................................................36
              8.5     Effectiveness of the Registration Statement...............................................36
              8.6     No Litigation.............................................................................36
              8.7     Opinions of Counsel.......................................................................37
              8.8     No Adverse Changes........................................................................37
              8.9     Nasdaq Listing............................................................................37
              8.10    Other Documents...........................................................................37

ARTICLE 9             NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.................................37
              9.1     Non-Survival..............................................................................37

ARTICLE 10            GENERAL...................................................................................38
              10.1    Expenses..................................................................................38
              10.2    Termination...............................................................................39
              10.3    Confidential Information..................................................................40
              10.4    Non-Assignment............................................................................40
              10.5    Notices...................................................................................40
              10.6    Counterparts..............................................................................41
              10.7    Knowledge.................................................................................41
              10.8    Entire Agreement..........................................................................41
              10.9    Governing Law.............................................................................41
              10.10   Severability..............................................................................41

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                                                          DEFINED TERMS
   $X.............................................................................................................2
   Acquisition Proposal..........................................................................................28
   Agreement......................................................................................................1
   Bank...........................................................................................................8
   Benefit Plans.................................................................................................18
   BHCA...........................................................................................................8
   CERCLA........................................................................................................17
   Certificate of Merger..........................................................................................1
   Closing........................................................................................................5
   Closing Date...................................................................................................5
   Code...........................................................................................................1
   Commission....................................................................................................10
   Company........................................................................................................1
   Company Board..................................................................................................9
   Company Common Stock...........................................................................................2
   Company Option Plan............................................................................................3
   Company Regulatory Reports....................................................................................18
   Company Stock Certificates.....................................................................................5
   Conversion Fund................................................................................................5
   Converted Option...............................................................................................4
   CRA...........................................................................................................17
   DGCL...........................................................................................................1
   Dissenting Shares..............................................................................................3
   Effective Time.................................................................................................1
   Employees.....................................................................................................32
   Encumbrances..................................................................................................12
   Environmental Laws............................................................................................16
   ERISA Affiliate...............................................................................................18
   ERISA Plans...................................................................................................18
   Exchange Act..................................................................................................22
   Exchange Agent.................................................................................................5
   Exchange Ratio.................................................................................................2
   FDIC..........................................................................................................17
   Federal Reserve...............................................................................................10
   Federal Reserve Application...................................................................................10
   Financial Statements..........................................................................................10
   GAAP...........................................................................................................8
   Governmental Authority........................................................................................10
   Hazardous Substance...........................................................................................17
   Illinois Act..................................................................................................22
   Intellectual Property.........................................................................................20
   Interim Financial Statements..................................................................................10
   Investment Securities.........................................................................................14
   IOBRE.........................................................................................................10

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                                                          DEFINED TERMS
   IOBRE Application.............................................................................................10
   knowledge.....................................................................................................41
   Loans.........................................................................................................11
   Material Adverse Effect........................................................................................8
   Material Contracts............................................................................................12
   Maximum Amount................................................................................................30
   Merger.........................................................................................................1
   Merger Co......................................................................................................1
   Option Conversion Agreement....................................................................................4
   OREO..........................................................................................................11
   Outstanding Company Option.....................................................................................3
   Parties........................................................................................................1
   Permitted Encumbrances........................................................................................12
   Plan Amendment.................................................................................................4
   Proxy Statement/Prospectus....................................................................................10
   Registration Statement........................................................................................26
   Retained Plans................................................................................................32
   Returns.......................................................................................................16
   Securities Act................................................................................................10
   Shareholders Meeting..........................................................................................26
   Superior Acquisition Proposal.................................................................................29
   Surviving Corporation..........................................................................................1
   Valuation Date.................................................................................................2
   Warrant Cancellation Agreement.................................................................................3
   Warrant Consideration..........................................................................................3
   Warrants.......................................................................................................9
   Wintrust.......................................................................................................1
   Wintrust Common Stock..........................................................................................2
   Wintrust Common Stock Price....................................................................................2
   Wintrust Regulatory Reports...................................................................................23
   Wintrust SEC Documents........................................................................................22
   Wintrust Stock Certificates....................................................................................5

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                                                                      v

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                             DISCLOSURE SCHEDULES

Schedule of Warrant Holders...............................................3.3(a)
Pledge of Bank Common Stock...............................................3.3(b)
Authorization; No Violation..................................................3.4
Consents and Approvals.......................................................3.5
Financial Statements.........................................................3.6
Undisclosed Liabilities......................................................3.7
Schedule of Real Property.................................................3.9(a)
Schedule of Tangible Personal Property....................................3.9(b)
Schedule of Material Contracts..............................................3.10
Schedule of Interested Transactions.........................................3.12
Investments.................................................................3.13
Legal Proceedings........................................................3.14(b)
Schedule of Insurance.......................................................3.15
Environmental Laws and Regulations..........................................3.17
Schedule of Intellectual Property...........................................3.21
Scheduled Compensation Changes............................................5.1(c)
Permitted Company Distribution............................................5.1(e)
Permitted Expenditures....................................................5.1(l)
Monthly Financial Statements: Exceptions to GAAP............................5.13
Employees....................................................................6.1
Key Management Personnel.....................................................7.9
Voting Agreements...........................................................7.12


                                    EXHIBITS

  Exhibit A             Form of Warrant Cancellation Agreement
  Exhibit B             Form of Option Conversion Agreement
  Exhibit C             Form of Opinion of Company Counsel
  Exhibits D-1, D-2     Forms of Key Management Employment Agreement
  Exhibit E             Form of Voting Agreement
  Exhibit F             Form of Opinion of Wintrust Counsel


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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is entered into as of the 7th day of August, 2003, by and among WINTRUST FINANCIAL CORPORATION, an Illinois corporation ("Wintrust"), WTFC MERGER CO., a Delaware corporation and wholly owned subsidiary of Wintrust ("Merger Co."), and VILLAGE BANCORP, INC., a Delaware corporation (the "Company"). Wintrust, Merger Co., and the Company are referred to collectively in this Agreement as the "Parties."

                                    RECITALS

         WHEREAS, the boards of directors of each of the Parties have approved and declared it advisable and in the best interest of the Parties and their respective shareholders to effect a reorganization, whereby Merger Co. will merge with and into the Company, in the manner and on the terms and subject to the conditions set forth in Article I below (the "Merger"), as a result of which the Company will become a wholly owned subsidiary of Wintrust.

         WHEREAS, for federal income tax purposes the Parties desire and intend that the Merger qualify as a reorganization in accordance with Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows.

                                    ARTICLE 1
                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2), in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"), Merger Co. shall be merged with and into the Company, and the Company shall continue as the corporation surviving the Merger (the "Surviving Corporation"), and shall be a wholly owned subsidiary of Wintrust.

         1.2 Effective Time. As of the Closing, the Parties will cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger is duly filed by the Secretary of State of the State of Delaware, or at such other date and time as is agreed among the Parties and specified in the Certificate of Merger (the "Effective Time").

         1.3      Effect of the Merger.  At and after the Effective Time:

                  (a) the Merger shall have the effect set forth in Section 259 of the DGCL;

                  (b) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law;


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                  (c) the by-laws of Merger Co., copies of which have been
previously provided to the Company, as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law; and

                  (d) the directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation.

         1.4      Conversion of Shares; Merger Consideration.

                  (a) Wintrust Common Stock. At the Effective Time, each share of common stock of the Company, par value $0.01 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall by reason of the Merger and without any action by the holder thereof, be converted into the right to receive that number of shares, rounded to the nearest one thousandth of a share, of common stock of Wintrust ("Wintrust Common Stock"), determined as follows (the "Exchange Ratio"):

                           (i) "Wintrust Common Stock Price" shall mean the unweighted average of the high and low sale prices of a share of Wintrust Common Stock as reported on the Nasdaq National Market for each of the ten trading days ending on the second trading day preceding the Closing Date (as defined in Section 1.10).

                           (ii) "$X" shall mean the price per share of Company Common Stock as determined using the following formula:

                  (b) $9,000,000 = [A x $X ] + [B x ( $X - $6.50)] +
[C x ($X - $7.50)],

                  (c) where "A" is the total shares of Company Common Stock issued and outstanding as of the Valuation Date, "B" is the total number of Warrants (as defined in section 3.3) with a per share exercise price of $6.50 outstanding as of the Valuation Date, "C" is the total number of Warrants (as defined in section 3.3) with a per share exercise price of $7.50 outstanding as of the Valuation Date, and "Valuation Date" is the date of commencement of the ten trading-day period during which the Wintrust Common Stock Price is determined.

                           (i) If the Wintrust Common Stock Price is at least $25.00 and no greater than $35.00, the Exchange Ratio shall be equal to the quotient of $X divided by the Wintrust Common Stock Price.

                           (ii) If the Wintrust Common Stock Price is less than $25.00, the Exchange Ratio shall be equal to the quotient of $X divided by $25.00.

                           (iii) If the Wintrust Common Stock Price is greater than $35.00, the Exchange Ratio shall be equal to the quotient of $X divided by $35.00.


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                  (d)      Warrant Consideration.

                           (i) At the Effective Time, each outstanding Warrant shall be converted into the right to receive an amount (the "Warrant Consideration") in cash equal to the number of shares of Company Common Stock subject to such Warrant multiplied by the difference between (i) $X (as determined using the formula above) and (ii) the per share exercise price associated with such Warrant.

                           (ii) The Company shall provide to Wintrust, not less than five (5) business days prior to the Closing Date, copies of an agreement in the form of Exhibit A attached hereto (the "Warrant Cancellation Agreement") executed by each of the holders of outstanding Warrants acknowledging their agreement and consent to such terms of conversion.

                  (e) Effect on Capital Stock; Dissenting Shares.

                           (i) All of the shares of Company Common Stock converted into Wintrust Common Stock in accordance with this Article I shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to (1) receive, in accordance with Section 2.3(a), a certificate representing the number of whole shares of Wintrust Common Stock determined pursuant to this Section 1.4 and cash in lieu of any fractional shares thereof determined pursuant to Section 2.2, or (2) exercise dissenters' rights in accordance with, and subject to the provisions of, the DGCL, as described below.

                           (ii) Any holder of Company Common Stock otherwise entitled to receive Wintrust Common Stock in exchange for his or her shares shall be entitled to demand payment of the fair cash value of such shares as specified in Section 262 of the DGCL if the holder follows the procedures specified therein (such shares hereinafter referred to as "Dissenting Shares"). Any holder of Dissenting Shares shall not, after the Effective Time, be entitled to receive shares of Wintrust Common Stock pursuant to this Agreement, or be entitled to vote for any purpose or receive any dividends or other distributions with respect to such Wintrust Common Stock; provided, however, that shares of Company Common Stock held by a dissenting shareholder who subsequently withdraws a demand for payment, fails to comply with the requirements of the DGCL, or otherwise fails to establish the right of such shareholder to be paid the fair cash value of such shareholder's shares under the DGCL shall be deemed to be converted into shares of Wintrust Common Stock pursuant to the terms and conditions specified herein.

         1.5      Company Stock Options.

                  (a) At the Effective Time, each option granted by the Company under the terms of the Company's 1998 Omnibus Stock Incentive Plan (the "Company Option Plan") to purchase shares of Company Common Stock that is outstanding and unexercised immediately prior to the Effective Time (an "Outstanding Company Option"), shall be converted into an


                                       3
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option to purchase shares of Wintrust Common Stock (a "Converted Option"), in such number and at such exercise price as set forth herein, and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time except to the extent that such Outstanding Company Options shall be altered in accordance with their terms as a result of the Merger contemplated hereby, as follows: (i) the number of shares of Wintrust Common Stock to be subject to the Converted Option shall be equal to the product of (1) the number of shares of Company Common Stock subject to the original Outstanding Company Option and (2) the Exchange Ratio; (ii) the exercise price per share of Wintrust Common Stock under the Converted Option shall be equal to (1) the exercise price per share of Company Common Stock under the original Outstanding Company Option divided by
(2) the Exchange Ratio; and (iii) upon exercise of each Converted Option by a holder thereof, the aggregate number of shares of Wintrust Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

                  (b) The adjustments provided herein with respect to any Outstanding Company Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

                  (c) The Company Option Plan shall be amended, effective as of the Effective Time, to provide for the conversion of Outstanding Company Options in accordance with Section 1.5(a) (the "Plan Amendment"). The Company shall provide to Wintrust, not less than five (5) business days prior to the Closing Date, copies of an agreement in the form of Exhibit B attached hereto (the "Option Conversion Agreement") from each of the holders of Outstanding Company Options acknowledging their agreement and consent to the Plan Amendment and to such terms of conversion set forth in this Section 1.5.

         1.6 Cancellation of Treasury Shares. At the Effective Time, each share of Company Common Stock held as treasury stock, if any, immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no shares of Wintrust Common Stock or other consideration shall be exchanged therefor.

         1.7 Capital Stock of Merger Co. Each share of common stock of Merger Co. issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $1.00, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding capital stock of the Surviving Corporation.

         1.8 Recapitalization. In the event that Wintrust changes (or establishes a record date for changing) the number of shares of Wintrust Common Stock issued and outstanding as a result of a stock dividend, stock split, recapitalization, reclassification, combination or similar transaction with respect to the outstanding shares of Wintrust Common Stock, and the record date therefor shall be after the date of this Agreement and prior to the Effective Time, then the conversion provisions described in Section 1.4(a) shall be appropriately and proportionately adjusted.


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         1.9 Tax Treatment. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

         1.10 Closing. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held on the fifth business day following the date on which all of the conditions set forth in Sections 7.3 and 7.4 of this Agreement have been satisfied or on such other date as Wintrust and the Company may mutually agree (the "Closing Date"). In the event of the filing of any motion for rehearing or any appeal from the decision of any regulatory authority approving the transactions contemplated in this Agreement or any legal proceedings of the type contemplated by Sections 7.6 or 8.6, Wintrust or the Company may postpone the Closing by written notice to the other parties until such approvals have been obtained or such motion, appeal or litigation has been resolved, but in no event shall such Closing be postponed beyond the close of business on January 31, 2004 (except as may be extended pursuant to Section 10.2(b)) without the consent of the boards of directors of Wintrust and the Company. To the extent reasonably practicable and so long as not in contravention of any other term or condition of this Agreement (and assuming the conditions set forth in Sections 7.3 and 7.4 have been satisfied), Wintrust shall use its reasonable efforts to coordinate the timing of the Closing so that the Effective Time and the exchange of certificates described in
Section 2.3 may occur prior to the record date for the then next regularly scheduled dividend to be paid with respect to Wintrust Common Stock; provided, however, that the foregoing shall not, and shall not be interpreted to, supersede any of the requirements set forth in Section 2.3(f). The Closing shall take place at 10:00 a.m., local time, on the Closing Date at the offices of Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois, or at such other place and time upon which the parties may agree.

                                    ARTICLE 2
                            EXCHANGE OF CERTIFICATES

         2.1 Wintrust to Make Shares and Cash Available. At or prior to the Effective Time, Wintrust shall authorize the issuance of and shall make available to the Illinois Stock Transfer Company (the "Exchange Agent"), for the benefit of the holders of certificates of Company Common Stock (the "Company Stock Certificates") and the Warrants, for exchange in accordance with this
Article II, a sufficient number of certificates for shares of Wintrust Common Stock (the "Wintrust Stock Certificates") to be issued pursuant to Section 1.4(a), and sufficient cash for payment of (a) the Warrant Consideration in accordance with Section 1.4(b) and (b) cash in lieu of any fractional shares of Wintrust Common Stock in accordance with Section 2.2. Such Wintrust Stock Certificates and cash, together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to in this Article II as the "Conversion Fund." Wintrust shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

         2.2 No Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Wintrust Common Stock shall be issued in the Merger. Each holder of shares of Company Common Stock who would otherwise be entitled to receive a fractional part of a share of Wintrust Common Stock pursuant to Section 1.4(a) shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent,

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determined by multiplying the Wintrust Common Stock Price (as determined in accordance with Section 1.4(a)) by the fractional share of Wintrust Common Stock to which such former holder would otherwise be entitled.

         2.3      Exchange of Certificates; Surrender of Warrants.

                  (a) As soon as practicable after the Effective Time, and in no event later than five (5) business days thereafter, the Surviving Corporation shall cause the Exchange Agent, pursuant to documentation reasonably satisfactory to Wintrust and the Company, to mail to each holder of record of one or more Company Stock Certificates or Warrants a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Company Stock Certificates and/or Warrants shall pass, only upon delivery of such certificates and/or Warrants to the Exchange Agent) and instructions for use in effecting the surrender of the Company Stock Certificates and the Warrants pursuant to this Agreement.

                           (i) Upon proper surrender of a Company Stock
         Certificate for exchange to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor, as applicable, (1) a Wintrust Stock Certificate representing that number of whole shares of Wintrust Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to
         Section 1.4(a) (after taking into account all shares of Company Common Stock then held by such holder), and (2) a check representing the amount of any cash in lieu of fractional shares that such holder has the right to receive pursuant to Section 2.2 in respect of such Company Stock Certificate, and the Company Stock Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of Company Stock Certificates.

                           (ii) Upon proper surrender of a Warrant for exchange to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Warrant shall be entitled to receive in exchange therefor a check representing the amount of Warrant Consideration to which such holder shall have become entitled pursuant to Section 1.4(b) (after taking into account all Warrants then held by such holder), and the Warrant so surrendered shall forthwith be canceled. No interest will be paid or accrued on any Warrant Consideration payable to holders of Warrants.

                  (b) If any Wintrust Stock Certificate is to be issued in a name other than that in which the Company Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Stock Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a Wintrust Stock Certificate in any name other than that of the registered holder of the Company Stock Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock or Warrants that were issued and outstanding immediately prior to the Effective Time.

                  (d) Any portion of the Conversion Fund that remains unclaimed by the shareholders of the Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the issuance of certificates representing shares of Wintrust Common Stock and the payment of cash in lieu of any fractional shares and any unpaid dividends and distributions on Wintrust Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon, and any holders of Warrants who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the payment of the Warrant Consideration, without any interest thereon. Notwithstanding the foregoing, none of Wintrust, the Surviving Corporation, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock or Warrants, for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (e) In the event any Company Stock Certificate or Warrant shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate or Warrant to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate or Warrant, the Exchange Agent will issue in exchange for (i) such lost, stolen or destroyed Company Stock Certificate, a Wintrust Stock Certificate representing the shares of Wintrust Common Stock and cash in lieu of any fractional shares deliverable in respect thereof pursuant to this Agreement, or (ii) such lost, stolen or destroyed Warrant, the Warrant Consideration to which such holder shall have become entitled pursuant to Section 1.4(b).

                  (f) No dividends or other distributions declared with respect to Wintrust Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this Article II. Promptly after the surrender of a Company Stock Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Wintrust Common Stock represented by such Company Stock Certificate. No holder of an unsurrendered Company Stock Certificate shall be entitled, until the surrender of such Company Stock Certificate, to vote the shares of Wintrust Common Stock into which Company Common Stock shall have been converted.

                                    ARTICLE 3
              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Company hereby represents and warrants to Wintrust and Merger Co. as follows:

         3.1      Organization.

                  (a) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified and in good standing as a foreign corporation in each other jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, properties, results of operations or financial condition of a Party and its subsidiaries, taken as a whole, or (ii) the ability of a Party to consummate the Merger; provided, however, that a Material Adverse Effect shall not be deemed to result from: (1) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates; (2) changes in generally accepted accounting principles ("GAAP") or regulatory accounting requirements applicable to banks and their holding companies; (3) changes resulting from transaction expenses incurred in connection with this Agreement and the Merger, including reasonable legal, accounting and investment bankers' fees; and (4) the payment by the Company or the Bank of amounts due to, or provision of any other benefits to, any officers or employees of the Company or the Bank (as defined in Section 3.1(b)) in accordance with the terms of any employment agreements or Benefit Plans (as defined in Section 3.20(a)).

                  (b) Other than Village Bank and Trust, Arlington Heights (the "Bank"), the Company does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

                  (c) The Bank is a state bank duly chartered and organized, validly existing and authorized to transact the business of banking under the laws of the State of Illinois, and has the requisite power and authority to own its properties and to carry on its business as presently conducted.

         3.2 Organizational Documents; Minutes and Stock Records. The Company has furnished Wintrust with copies of the certificate of incorporation and by-laws of the Company and the charter and by-laws of the Bank, in each case as amended to the date hereof, and with such other documents as requested by Wintrust relating to the authority of the Company and the Bank to conduct their respective businesses. All such documents are complete and correct. The stock registers and minute books of the Company and the Bank are each complete, correct and accurately reflect, in each case in all material respects, all meetings, consents, and other actions of the organizers, incorporators, shareholders, board of directors, and committees of the board of directors of the Company and the Bank, respectively, and all transactions reported to the Company or the Bank, as the case may be, by its respective shareholders, in such entity's capital stock occurring since the initial organization of the Company and the Bank, respectively.

         3.3      Capitalization.

                  (a) The Company. The authorized capital stock of the Company consists of (i) 5,000,000 shares of common stock, par value $0.01 per share, of which 1,052,054 shares are issued and outstanding as of the date of this Agreement and 523,414 shares are held in treasury, and (ii) 500,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. The issued and outstanding shares of Company Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. The Company has issued and has outstanding warrants for the purchase of 300,000 shares of Company Common Stock (the "Warrants"); set forth on schedule 3.3(a) are the beneficial and record holders of the Warrants, each such holder's number of Warrants, and the corresponding exercise prices of such Warrants. The Warrants have been duly authorized by all necessary corporate action (including shareholder approval if necessary), have been validly executed, issued and delivered by the Company, constitute the legal, valid and binding obligations of the Company, and are enforceable as to the Company in accordance with their terms. The shares of Company Common Stock to be issued upon exercise of the Warrants are validly authorized and, upon such exercise of the Warrants in accordance with their terms, will be validly issued, fully paid, and nonassessable. The Company Common Stock is subject to no preferences, qualifications, limitations, restrictions or special or relative rights under the Company's certificate of incorporation. Except for the Warrants and the Outstanding Company Options under the Company Option Plan, there are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued.

                  (b) The Bank. The authorized capital stock of the Bank consists of 100,000 shares of common stock, par value $10.00 per share, all of which are issued and outstanding and are owned of record and beneficially by the Company. The issued and outstanding shares of common stock of the Bank have been duly and validly authorized and issued and are fully paid and nonassessable, and are free of preemptive rights. Except as set forth on Schedule 3.3(b), there are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Bank any shares of capital stock of the Bank, whether now or hereafter authorized or issued. The Bank does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

         3.4 Authorization; No Violation. The execution and delivery of this Agreement and the performance of the Company's obligations hereunder have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and do not violate or conflict with the Company's certificate of incorporation, by-laws, the DGCL, or any applicable law, court order or decree to which the Company or the Bank is a party or subject, or by which the Company, the Bank or their respective properties are bound, subject to the approval of this Agreement and the Merger by the shareholders of the Company. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement and the performance of the

Company's obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which the Company, the Bank or their respective properties are bound. This Agreement, when executed and delivered, and subject to the approval of the Company's shareholders and the regulatory approvals described in Section 7.3, will be a valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

         3.5 Consents and Approvals. No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each, a "Governmental Authority") or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger except for (a) those agreements, plans, policies, etc. set forth on
Schedule 3.5, (b) the filing by Wintrust of an application (the "Federal Reserve Application") with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHCA, (c) the filing by Wintrust of an application (the "IOBRE Application") with the Illinois Office of Banks and Real Estate (the "IOBRE") under the Illinois Bank Holding Company Act of 1957, (d) the filing with the Securities and Exchange Commission (the "Commission") of a proxy statement in definitive form and a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the meeting of the Company's shareholders to be held in connection with this Agreement and the Merger and the registration of the shares of Wintrust Common Stock (the "Proxy Statement/Prospectus"), (e) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware under the DGCL, and
(f) the approval of this Agreement and the Merger by the requisite vote of the shareholders of the Company.

         3.6 Financial Statements. Schedule 3.6 sets forth true and complete copies of the following financial statements (collectively, the "Financial Statements"): (a) the audited consolidated balance sheets of the Company as of December 31, 2002 and 2001 and the related statements of income, changes in stockholders' equity and cash flows for the fiscal years then ended, and (b) the quarterly FFEIC reports filed by the Bank since January 1, 2003 (the "Interim Financial Statements"). The Financial Statements (i) are complete, (ii) are true and correct in all material respects as of their respective dates and (iii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in any notes thereto). Each balance sheet (including any related notes) included in the Financial Statements presents fairly the financial position of the Company as of the date thereof, and each income statement (including any related notes) and statement of cash flow included in the Financial Statements presents fairly the results of operations and cash flow, respectively, of the Company for the period set forth therein; provided, however, that the Interim Financial Statements contain all adjustments necessary for a fair presentation, subject to normal, recurring year-end adjustments (which adjustments will not be, individually or in the aggregate, material), and lack footnotes. Each of the audited Financial Statements has been audited by Crowe Chizek & Company, LLP, who have expressed an unqualified opinion on such Financial Statements. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, all transactions and all items of income and expense, assets and liabilities and accruals relating to the Company.

         3.7 No Undisclosed Liabilities. Except as set forth on Schedule 3.7, the Company has no liabilities, whether accrued, absolute, contingent, or otherwise, existing or arising out of any transaction or state of facts existing on or prior to the date hereof, except (a) as and to the extent disclosed, reflected or reserved against in the Financial Statements, (b) as and to the extent arising under contracts, commitments, transactions, or circumstances identified in the Schedules provided for herein, excluding any liabilities for Company breaches thereunder, and (c) liabilities, not material in the aggregate and incurred in the ordinary course of business, which, under GAAP, would not be required to be reflected on a balance sheet prepared as of the date hereof. For purposes of the preceding subsection (c), any liabilities incurred in connection with litigation or judicial, administrative or arbitration proceedings or claims against the Company shall not be deemed to be incurred in the ordinary course of business.

         3.8      Loans; Allowance for Loan Losses.

                  (a) Each outstanding loan, loan agreement, note, lease or other borrowing agreement, any participation therein and any guaranty, renewal or extension thereof (collectively, "Loans") reflected on the books and records of the Bank is evidenced by appropriate and sufficient documentation in all material respects and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable laws which may effect the availability of equitable remedies. No obligor named in any Loan has provided notice (whether written or, to the knowledge of the Company, oral) to the Company or the Bank that such obligor intends to attempt to avoid the enforceability of any term of any Loan under any such laws or equitable remedies, and no Loan is subject to any valid defense, set-off, or counterclaim that has been asserted with respect to such Loan. All Loans that are secured, as evidenced by the appropriate and sufficient ancillary security documents, are so secured by valid and enforceable liens. Neither the Bank nor the Company has entered into any loan repurchase agreements.

                  (b) The allowance for loan losses shown on each of the balance sheets contained in the Financial Statements are adequate in the reasonable judgment of the Company and are consistent with the standards of the FDIC and GAAP to provide for losses, net of recoveries relating to loans previously charged off on loans outstanding (including accrued interest receivable) as of the applicable date of such balance sheet. The aggregate loan balances of the Bank as of May 31, 2003 in excess of such reserves as shown on the Interim Balance Sheet are, to the knowledge of the Company, collectible in accordance with their respective terms.

         3.9      Properties and Assets.

                  (a) Real Property. Attached as Schedule 3.9(a) is a Schedule of Real Property, which sets forth a complete and correct description of all real property owned or leased by the Company or the Bank or in which either the Company or the Bank has an interest (other than as a mortgagee), including all real property carried by the Bank as Other Real Estate Owned ("OREO"). The Company and the Bank own, or have a valid right to use or a leasehold interest in, all real property used by them in the conduct of their respective businesses as such businesses are presently conducted. Except as otherwise set forth on Schedule 3.9(a), the ownership or leasehold interest of the Company or the Bank in such real property (excluding OREO) is not subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions or restrictions or claims or charges of any kind (collectively, "Encumbrances"), except for Permitted Encumbrances. As used in this Agreement, "Permitted Encumbrances" shall mean (i) Encumbrances arising under conditional sales contracts and equipment leases with third parties under which the Company or the Bank is not delinquent or in default, (ii) carriers', workers', repairers', materialmen's, warehousemen liens' and similar Encumbrances incurred in the ordinary course of business, (iii) Encumbrances for taxes not yet due and payable, or that are being contested in good faith and for which proper reserves have been established and reflected on the Interim Balance Sheet, and (iv) zoning and similar restrictions on the use of real property. All material certificates, licenses and permits required for the lawful use and occupancy of any real property by the Company or the Bank, as the case may be, have been obtained and are in full force and effect. Except as otherwise set forth on
Schedule 3.9(a), all OREO is the subject of a recent appraisal that complies with applicable regulatory requirements and is carried on the Bank's books at an amount which does not exceed its current appraised value.

                  (b) Personal Property. Attached as Schedule 3.9(b)(i) is a Schedule of Tangible Personal Property which sets forth a complete and correct description of each item of tangible personal property owned by the Company or the Bank or used by the Company or the Bank in the conduct of their businesses that is reflected as a capital asset on the Interim Balance Sheet. Except as otherwise set forth on Schedule 3.9(b)(ii), all such personal property is owned by the Company or the Bank, all such property is owned free and clear of any Encumbrances except for Permitted Encumbrances, and all such property is in good working condition, normal wear and tear excepted.

                  (c) Assets. The assets reflected on the Interim Balance Sheet or identified in this Agreement or on the Schedules provided for herein include all of the assets (i) owned by the Company or the Bank, except for those subsequently disposed of by the Company or the Bank for fair value in the ordinary course of business, and (2) used or intended for use by the Company or the Bank in the conduct of their respective businesses.

         3.10 Material Contracts. Attached as Schedule 3.10 is a Schedule of Material Contracts. The Company has previously delivered to Wintrust true and complete copies of all Material Contracts. "Material Contracts" include every contract, commitment, or arrangement, whether written or oral (and the Company has delivered to Wintrust written descriptions of the terms and conditions of all oral Material Contracts), of a material nature under which the Company or the Bank is obligated on the date hereof, including the following:

                  (a) all consulting arrangements, and contracts for professional, advisory, and other services, including contracts under which the Company or the Bank performs services for others;

                  (b) all leases of real estate and personal property;

                  (c) all contracts, commitments and agreements for the acquisition, development or disposition of real or personal property other than conditional sales contracts and security agreements whereunder total future payments are, in each instance, less than $25,000;

                  (d) all contracts relating to the employment, engagement, compensation or termination of directors, officers, employees, consultants or agents of the Company or the Bank, and all pension, retirement, profit sharing, stock option, stock purchase, stock appreciation, insurance or similar plans or arrangements for the benefit of any employees, officers or directors of the Company, including all Benefit Plans as defined in Section 3.20;

                  (e) all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of the Company or the Bank;

                  (f) all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of any single borrower or related group of borrowers if the aggregate amount of all such loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness extended to such borrower or related group of borrowers exceeds $350,000;

                  (g) all union and other labor contracts;

                  (h) all agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements which are with officers or directors of the Company or the Bank, any "affiliates" of the Company or the Bank within the meaning of Section 23A of the Federal Reserve Act or any record or beneficial owner of 5% or more of Company Common Stock, or any member of the immediate family or a related interest (as such terms are defined in 12 C.F.R. ss.215.2(m)) of any such person, excepting any ordinary and customary loans and deposits that comply with applicable banking regulations;

                  (i) any contract involving total future payments by the Company or the Bank of more than $25,000 or which requires performance by the Company or the Bank beyond the second anniversary of the Closing Date, that by its terms does not terminate or is not terminable by the Company or the Bank without penalty within 30 days after the date of this Agreement;

                  (j) except for provisions of the certificate of incorporation and by-laws of the Company and the charter and by-laws of the Bank, all contracts under which the Company or the Bank has any obligation, direct, indirect, contingent or otherwise, to assume or guarantee any liability or to indemnify any person (other than in a fiduciary capacity);

                  (k) all joint venture or marketing agreements with any other person or entity; and

                  (l) all other material contracts, made other than in the usual or ordinary course of business of the Company or the Bank, to which the Company or the Bank is a party or under which the Company or the Bank is obligated.

         3.11 No Defaults. Each of the Company and the Bank has fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all of its material obligations under all Material Contracts to which it is a party. There are no defaults by the Company or the Bank under any Material Contract, and no events have occurred that, with the lapse of time or the election of any other party, will become defaults by the Company or the Bank. To the Company's knowledge, no breach or default by any other party under any Material Contract has occurred or is threatened that will or could impair the ability of the Company or the Bank to enforce any of its rights under such Material Contract in any material respect.

         3.12 Conflict of Interest Transactions. Except as set forth on the Schedule of Interested Transactions, attached hereto as Schedule 3.12, no principal officer or director of the Company or the Bank, or holder of 10% or more of the Company Common Stock or any member of the immediate family or a related interest (as such terms are defined in 12 C.F.R. ss.215.2(m)) of such person: (a) has any direct or indirect interest in (i) any entity which does business with the Company or the Bank or (ii) any property or asset which is owned or used by the Company or the Bank in the conduct of its business; or (b) has any financial, business or contractual relationship or arrangement with the Company or the Bank, excluding any agreements and commitments entered into in respect of the Bank's acceptance of deposits and investments or the making of any loans, in each case in the Bank's ordinary course of business.

         3.13     Investments.

                  (a) Set forth on Schedule 3.13(a) is a complete and correct list and description as of June 30, 2003, of all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or the Bank, other than in a fiduciary or agency capacity (the "Investment Securities"). The Company and the Bank each has good and marketable title to all Investment Securities held by it, free and clear of all Encumbrances, except for Permitted Encumbrances, and except to the extent such Investment Securities are pledged in the ordinary course of business consistent with prudent banking practices to secure the obligations of the Company or the Bank. The Investment Securities are valued on the books of the Company and the Bank in accordance with GAAP.

                  (b) Except as set forth on Schedule 3.13(b) and as may be imposed by applicable securities laws, none of the Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or the Bank freely to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or the Bank is a party, the Company or the Bank, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

                  (c) Except as set forth on Schedule 3.13(c), neither the Company nor the Bank has sold or otherwise disposed of any Investment Securities in a transaction in which the acquiror of such Investment Securities or other person has the right, either conditionally or absolutely, to require the Company or the Bank to repurchase or otherwise reacquire any such Investment Securities.

                  (d) There are no interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements to which the Company or the Bank is bound.

         3.14     Compliance with Laws; Legal Proceedings.

                  (a) The Company and the Bank are in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations (i) that regulate or are concerned in any way with the ownership and operation of banks or the business of banking or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or
(ii) that otherwise relate to or affect the business or assets of the Company or the Bank or the assets owned, used, occupied or managed by either of them, except for violations which either individually or in the aggregate do not have a Material Adverse Effect on the Company. The Company and the Bank hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other Governmental Authorities necessary for the conduct of their businesses and the ownership of their assets.

                  (b) Except as set forth on Schedule 3.14(b), there are no claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened or contemplated against or affecting the Company or the Bank, at law or in equity, or before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order or supervisory agreement of any kind in existence against or restraining the Company or the Bank from taking any action of any kind in connection with the business of the Company or the Bank. Since November 19, 2002, except as set forth on Schedule 3.14(b), neither the Company nor the Bank has received from any federal, state or other Governmental Authority any notice or threat (whether written or, to the knowledge of the Company or the Bank, oral) of enforcement actions, or any criticism, recommendation or suggestion of a material nature, and neither the Company nor the Bank has any reasonable basis for believing that any such notice or threat, criticism, recommendation or suggestion not otherwise disclosed herein is contemplated.

         3.15 Insurance. Attached as Schedule 3.15 is a Schedule of Insurance, which sets forth a complete and correct list of all policies of insurance (a) in which the Company or the Bank is named as an insured party or (b) pursuant to which the business, assets or properties of the Company or the Bank are insured and which are owned or carried by the Company or the Bank. The Company and the Bank has in full force and effect policies of insurance issued by reputable insurance companies against loss or damage of the kinds and in the amounts identified in the policy summaries, and all premiums and costs with respect thereto are set forth on Schedule 3.15. Neither the Company nor the Bank has received notice (whether written or, to the knowledge of the Company, oral) from any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying coverage thereof or canceling or threatening cancellation of any such insurance contracts.

         3.16 Taxes. The Company and the Bank have each duly and timely filed
(a) all federal, state and local income, real and personal property and employment tax returns, (b) all material franchise, excise and value-added tax returns, and (c) all other material returns required to be filed or delivered by the Company or the Bank (respectively) in connection with the Company's or the Bank's business and operations (collectively, "Returns"), all information included in such Returns is accurate in all material respects, and all taxes required to be shown on such Returns as payable by the Company or the Bank with respect to the income of the Company or the Bank have been paid when due. No application for an extension of time for filing any Return or consent to any extension of the period of limitations applicable to the assessment or collection of any tax is in effect with respect to the Company or the Bank. Neither the Company nor the Bank is delinquent in the payment of any taxes claimed to be due from the Company or the Bank by any taxing authority, and adequate provisions for taxes (including any penalties and interest) payable by the Company have been made on the books of the Company and on the most recent of the Financial Statements. The Company has not received any notice (whether written or, to the knowledge of the Company, oral) of any proposed audit or proposed deficiency for any duty, tax, assessment or governmental charge due from the Company with respect to the business and operations of the Company, and there are no pending audits or claims with respect thereto.

         3.17     Environmental Laws and Regulations.

                  (a) Except as set forth on Schedule 3.17, the Company and the Bank have been and are in compliance in all material respects with all applicable federal, state, county and municipal laws, regulations, authorizations, licenses, approvals, permits and orders relating to air, water, soil, solid waste management, hazardous or toxic substances, or the protection of health or the environment (collectively, "Environmental Laws"), including compliance in all material respects with all such Environmental Laws as they may relate to the conduct of the businesses of the Company and the Bank and the ownership of their respective properties and assets.

                  (b) Except as set forth on Schedule 3.17:

                      (i) there are no claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened or contemplated against, or involving, the Company or the Bank or any assets of the Company or the Bank, under any of the Environmental Laws (whether by reason of any failure to comply with any of the Environmental Laws or otherwise);

                      (ii) no decree, judgment or order of any kind under any of the Environmental Laws has been entered against the Company or the Bank;

                      (iii) neither the Company nor the Bank:

                            (i) is or was a generator or transporter of
                  hazardous waste, or the owner, operator, lessor, sublessor, lessee or, to its knowledge, mortgagee of a treatment, storage, or disposal facility or underground storage tank as those terms are defined under the Resource Conservation and Recovery Act, as amended, or regulations promulgated thereunder, or of real property on which such a treatment, storage or disposal facility or underground storage tank is or was located;

                            (ii) owns, operates, leases, subleases or to its
                  knowledge, holds a security interest in, or owned, operated, leased or subleased (A) any facility at which any Hazardous Substances (as defined below) were treated, stored, recycled, disposed or are or were installed or incorporated or (B) any real property on which such a facility is or was located;

                            (iii) arranged for the disposal or treatment,
                  arranged with a transporter for transport for disposal or treatment of Hazardous Substances at any facility from which there is a release or threat of release, or accepts or accepted Hazardous Substances for transport for disposal or treatment at any facility, as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"); or

                            (iv) is or was the holder of a security interest
                  where the party giving the security is or was the owner or operator of a treatment, storage or disposal facility, underground storage tank or any facility at which any Hazardous Substances are or were treated, stored, recycled or disposed and where either the Company or the Bank participates or participated in management decisions concerning the facility's waste disposal activities.

                  (c) To the Company's knowledge, there are no other facts, conditions or situations, whether now or heretofore existing, that could form the basis for any claim against, or result in any liability of, the Company or the Bank under any of the Environmental Laws.

                  (d) For purposes of this Section 3.18, "Hazardous Substance" shall mean a hazardous substance (as defined in CERCLA) and petroleum, including crude oil or any fraction thereof, but excluding underground crude oil in its natural unrefined state, prior to its initial extraction.

         3.18 Community Reinvestment Act Compliance. Neither the Company nor the Bank has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and the Bank has received a CRA rating of satisfactory or better from the Federal Deposit Insurance Corporation (the "FDIC") or other applicable Governmental Authority. The Company knows of no facts or circumstances which would cause the Bank to fail to comply with such provisions or cause the CRA rating of the Bank to fall below satisfactory.

         3.19 Company Regulatory Reports. Since January 1, 2001, the Company and the Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve, the FDIC and the IOBRE, and any other Governmental Authority or self-regulatory organization (except filings which individually or in the aggregate are not material to the business of the Company or the Bank) with jurisdiction over any of the activities of the Company or the Bank (the "Company Regulatory Reports"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Company Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

         3.20     Employee Benefit Plans.

                  (a) The Schedule of Material Contracts, attached as Schedule 3.10, includes a complete and correct list of each employee benefit plan within the meaning of Section 3(3) of ERISA (the "ERISA Plans"), each compensation, consulting, employment or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees of the Company or the Bank which the Company or the Bank maintains or contributes to (or, with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) has maintained or contributed to since the date of its incorporation) or to which the Company or the Bank is a party or by which it is otherwise bound (collectively, together with the ERISA Plans, the "Benefit Plans"). None of the Benefit Plans is a "defined benefit plan" (as defined in Section 414(j) of the Code). Neither the Company nor the Bank has, and has ever had, an affiliate that would be treated as a single employer together with the Company or the Bank (an "ERISA Affiliate") under
Section 414 of the Code.

                  (b) Other than the Company Stock Option Plan and except as set forth on Schedule 3.20(b), neither the Company nor the Bank has entered into or maintained any Benefit Plan which includes any change of control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of the Company or the Bank or any other increase in the liabilities of the Company or the Bank under such Benefit Plan as a result of the transactions contemplated by this Agreement.

                  (c) Neither the Company nor the Bank maintains or participates, and has ever maintained or participated, in a multiemployer plan within the meaning of Section 3(37) of ERISA. None of the Company, the Bank, any director or employee of the Company or the Bank, or any fiduciary of any ERISA Plan has engaged in any transaction in violation of Section 406 or 407 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code in connection with such ERISA Plan. Neither the Company nor the Bank provides nor has ever provided medical benefits to former employees, except as required by Section 601 of ERISA.

                  (d) Each ERISA Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a determination letter from the Internal Revenue Service, or satisfies the provisions of Internal Revenue Service Announcement 2001-77, Section II, if applicable, to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code.

                  (e) Each Benefit Plan is, and since its inception, has been administered in material compliance with its terms and with all applicable laws, rules and regulations governing such Benefit Plan, including the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Internal Revenue Service under ERISA, the Code or any other applicable law. Neither the Company nor any affiliate of the Company that is a fiduciary with respect to any Benefit Plan, has breached any of the responsibilities, obligations or duties imposed on it by ERISA.

                  (f) There is no litigation, claim or assessment pending or, to the Company's knowledge, threatened by, on behalf of, or against any of the Benefit Plans or against the administrators or trustees or other fiduciaries of any of the Benefit Plans that alleges a violation of applicable state or federal law. To the Company's knowledge, there is no reasonable basis for any such litigation, claim or assessment.

                  (g) No Benefit Plan fiduciary or any other person has, or has had, to his, her or its knowledge, any liability to any Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Benefit Plan, including, but not limited to, any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights.

                  (h) All accrued contributions and other payments to be made by the Company or the Bank to any Benefit Plan through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Financial Statements. Neither the Company nor the Bank is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. There are no outstanding liabilities with respect to any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

                  (i) No Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Benefit Plans, would exceed the amount deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

                  (j) There are no obligations or liabilities, whether outstanding or subject to future vesting, for any post-retirement benefits to be paid to participants under any of the Benefit Plans.

         3.21     Technology and Intellectual Property.

                  (a) Attached as Schedule 3.21 is a Schedule of Intellectual Property, which sets forth a complete and correct list of all (i) registered trademarks, service marks, copyrights and patents; (ii) applications for registration or grant of any of the foregoing; (iii) unregistered trademarks, service marks, trade names, logos and assumed names; and (iv) licenses for any of the foregoing, in each case, owned by the Company or the Bank or used in or necessary to conduct the Company's or the Bank's business as presently conducted. The items on Schedule 3.21, together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, business application designs and inventions currently used in or necessary to conduct the business of the Company as presently conducted constitute the "Intellectual Property."

                  (b) Except as set forth on Schedule 3.21, the Company or the Bank has ownership of, or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to permit the Company and the Bank to use the Intellectual Property in the conduct of their respective businesses as presently conducted. Neither the Company nor the Bank has received notice (whether written or, to the knowledge of the Company or the Bank, oral) alleging that the Company or the Bank has infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, and to the Company's knowledge, it has not committed any such violation or infringement. Other than as set forth on Schedule 3.21, to the Company's knowledge, there is no reason to believe that, upon consummation of the transactions contemplated hereby, the Company or the Bank will be in any way more restricted in its use of any of the Intellectual Property than it was on the date hereof under any contract to which the Company or the Bank is a party or by which it is bound, or that use of such Intellectual Property by the Company or the Bank will, as a result of such consummation, violate or infringe the rights of any person, or subject Wintrust, the Company or the Bank to liability of any kind, under any such contract.

         3.22 No Adverse Change. Other than as specifically disclosed in this Agreement, the Financial Statements, or the Schedules delivered pursuant to this Agreement, there has not occurred (a) since December 31, 2002 any Material Adverse Effect on the Company, or (b) any change or condition, event, circumstance, fact or other occurrence, whether occurring before or since December 31, 2002, that may reasonably be expected to have or result in a Material Adverse Effect on the Company. No fact or condition exists with respect to the Company or the Bank which the Company has reason to believe may cause the Federal Reserve Application or any of the other regulatory approvals referenced in Section 7.3 to be denied or unduly delayed.

         3.23 Conduct of Business in Normal Course. Except for actions taken in connection with entering into this Agreement, since December 31, 2002, the businesses of the Company and the Bank have been conducted only in the ordinary and usual course consistent with past practice.

         3.24 Change in Business Relationships. As of the date of this Agreement, neither the Company nor the Bank has received notice (whether written or, to the knowledge of the Company or the Bank, oral), whether on account of the transactions contemplated by this Agreement or otherwise, (a) that any customer, agent, representative, supplier, vendor or business referral source of the Company or the Bank intends to discontinue, diminish or change its relationship with the Company or the Bank, the effect of which would be material to the Company or the Bank, or (b) that any executive officer of the Company or the Bank intends to terminate or substantially alter the terms of his or her employment. There have been no complaints or disputes (in each case set forth in writing) with any customer, employee, agent, representative, supplier or vendor of the Bank or the Company that have not been resolved which are reasonably likely to be material to the Company.

         3.25 Brokers' and Finders' Fees. Neither the Company nor the Bank has incurred any liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated by this Agreement.

         3.26 Section 280G. Neither the execution of this agreement nor the consummation of the transactions contemplated hereby (including, without limitation, such transactions as are embodied in ancillary agreements the forms of which are attached as exhibits hereto, or as are described in Schedules 3.7 and 5.1(e) of the Disclosure Schedules) will result in any payment that would be deemed an "excess parachute payment" under Section 280G of the Code.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                       CONCERNING WINTRUST AND MERGER CO.

         Wintrust and Merger Co. hereby jointly and severally represent to the Company as follows:

         4.1 Organization. Each of Wintrust and Merger Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, has the corporate power and authority to own its own properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Wintrust. Merger Co. is a direct wholly-owned subsidiary of Wintrust, formed for the purpose of engaging in the Merger, and has not engaged, and will not engage prior to the Effective Time, in any activities other than those necessary to effectuate the transactions contemplated by this Agreement.

         4.2 Capitalization. The authorized capital stock of Wintrust consists of (i) 30,000,000 shares of common stock, no par value per share, of which 17,436,423 shares were issued and outstanding as of July 21, 2003, (ii) 20,000,000 shares of preferred stock, no par value per share, of which 100,000 shares are designated Junior Serial Preferred Stock A, no par value per share, and no shares of preferred stock are issued and outstanding, and (iii) no shares are held in treasury. As of July 21, 2003 there were (i) outstanding options in respect of 2,905,525 shares of Wintrust Common Stock, (ii) outstanding warrants for the purchase of 263,886 shares of Wintrust Common Stock, and (iii) preferred share purchase rights outstanding pursuant to the Rights Agreement between Wintrust and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998. Such options, warrants and rights have been duly authorized by all necessary corporate action (including shareholder approval, if necessary). Such options and warrants have been validly executed, issued and delivered by Wintrust, and constitute the legal, valid and binding obligations of Wintrust, and are enforceable as to Wintrust in accordance with their terms. The shares of Wintrust Common Stock to be issued upon exercise of such options and warrants are validly authorized and, upon such exercise in accordance with their terms, will be validly issued, fully paid, and nonassessable. The Wintrust Common Stock is subject to certain preferences, qualifications, limitations, restrictions or special or relative rights under Wintrust's articles of incorporation, a true and complete copy of which has been previously provided to the Company. Except for such options and warrants and preferred share purchase rights, there are no options, agreements, contracts or other rights in existence to purchase or acquire from Wintrust any shares of capital stock of Wintrust, whether now or hereafter authorized or issued, other than shares issuable pursuant to employee benefit or compensation plans referred to in the Wintrust SEC Document. Wintrust has reserved, and at the Effective Time will have, a number of authorized but unissued shares of Wintrust Common Stock sufficient for that amount required for the Conversion Fund under Section 2.1.

         4.3 Authorization; No Violations. The execution and delivery of this Agreement and the performance of Wintrust's and Merger Co.'s obligations hereunder have been duly and validly authorized by each of the Boards of Directors of Wintrust and Merger Co., do not violate or conflict with their respective articles of incorporation or by-laws, the Illinois Business Corporation Act (the "Illinois Act"), the DGCL, or any applicable law, court order or decree to which Wintrust or Merger Co. is a party or subject, or by which Wintrust or Merger Co. or any of their respective properties is bound, and require no further corporate or shareholder approval on the part of Wintrust and Merger Co. The execution and delivery of this Agreement and the performance of Wintrust's and Merger Co.'s obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which Wintrust or Merger Co. is bound. This Agreement, when executed and delivered, will be a valid, binding and enforceable obligation of each of Wintrust and Merger Co., subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

         4.4 Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary in connection with the execution and delivery by Wintrust or Merger Co. of this Agreement and the consummation by Wintrust and Merger Co. of the Merger except for (a) the filing by Wintrust of the Federal Reserve Application with the Federal Reserve under the BHCA, (b) the filing by Wintrust of the IOBRE Application with the IOBRE, (c) the filing with the Commission of the Registration Statement (as defined in Section 5.4(a)), and (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware under the DGCL.

         4.5      Wintrust SEC Documents and Financial Statements.

                  (a) Since January 1, 2000, Wintrust has timely filed all reports, registration statements and other documents (including any amendments thereto) required to be filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission (the "Wintrust SEC Documents"), and all such Wintrust SEC Documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Exchange Act. As of their respective filing and effective dates, none of the Wintrust SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The audited consolidated financial statements contained or incorporated by reference in Wintrust's Annual Report on Form 10-K for the years ended December 31, 2000, 2001 and 2002 and the unaudited interim financial statements included in Wintrust's most recent Quarterly Report on Form 10-Q have been prepared in conformity with GAAP applied on a consistent basis, and, together with the notes thereto, present fairly the consolidated financial position of Wintrust and its subsidiaries at the dates shown and the consolidated results of their operations, changes in stockholders' equity and cash flows for the periods then ended. The interim financial statements as of, and for, the periods ending after December 31, 2002 included in Wintrust's Quarterly Reports on Form 10-Q, as filed with the Commission, include all adjustments necessary for a fair presentation of the financial position of Wintrust and its subsidiaries and the results of their operations for the interim periods presented, subject to normal, recurring year-end adjustments and the omission of footnote disclosure.

         4.6      Compliance with Laws; Legal Proceedings.

                  (a) Wintrust and its subsidiaries are each in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations (i) that regulate or are concerned in any way with the ownership and operation of banks or the business of banking or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or
(ii) that otherwise relate to or affect the business or assets of Wintrust or any of its subsidiaries or the assets owned, used, occupied or managed by Wintrust or any of its subsidiaries, except for such noncompliance which individually or in the aggregate would not have a Material Adverse Effect on Wintrust. Wintrust and its subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other Governmental Authorities necessary for the conduct of its business and the ownership of its assets.

                  (b) Except as may be disclosed in the Wintrust SEC Documents, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Wintrust, threatened or contemplated against or affecting Wintrust, its subsidiaries or any of their respective institution-affiliated parties, at law or in equity, or before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order or supervisory agreement of any kind in existence against or restraining Wintrust, its subsidiaries or their respective institution-affiliated parties from taking any action of any kind in connection with their respective businesses.

         4.7 Wintrust Regulatory Reports. Since January 1, 2001, Wintrust and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve, the Office of the Comptroller of the Currency and any other Governmental Authority or self-regulatory organization with jurisdiction over any of the activities of Wintrust or its subsidiaries (the "Wintrust Regulatory Reports"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Wintrust Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

         4.8 No Adverse Change. Except as disclosed in the Wintrust SEC Documents, this Agreement, or the Schedules delivered pursuant to this Agreement, there has not occurred (a) since December 31, 2002, any Material Adverse Effect on Wintrust or (b) any change or condition, event, circumstance, fact or other occurrence, whether occurring before or since December 31, 2002, that may reasonably be expected to have or result in a Material Adverse Effect on Wintrust. No fact or condition exists with respect to Wintrust or Merger Co. which Wintrust has reason to believe may cause the Federal Reserve Application or any of the other regulatory approvals referenced in Section 7.3 or 8.3 to be denied or unduly delayed.

         4.9 Brokers' and Finders' Fees. Neither Wintrust nor Merger Co. has incurred any liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated by this Agreement.

         4.10 Taxation of the Merger. Neither Wintrust nor any subsidiary of Wintrust has engaged in any act that would preclude or adversely affect the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

                                    ARTICLE 5
                            AGREEMENTS AND COVENANTS

         5.1 Conduct of Business. During the period commencing on the date hereof and continuing until the Effective Time, the Company shall conduct the Company's business and shall cause the Bank to conduct its business in the usual and ordinary course consistent with prudent banking practice. Without limiting the foregoing, without the prior written consent of Wintrust, which consent shall not be unreasonably withheld:

                  (a) no change shall be made in the certificate of incorporation or by-laws of the Company or the charter or by-laws of the Bank;

                  (b) except with respect to the exercise of any Outstanding Company Option or Warrant, no change shall be made in the capitalization of the Company or the Bank or in the number of issued and outstanding shares of Company Common Stock or Warrants, except as expressly contemplated by Section 5.16;

                  (c) the compensation of officers or key employees of the Company or the Bank shall not be increased, nor any bonuses paid, except as set forth on Schedule 5.1(c);

                  (d) no Loans, or renewals or restructurings of Loans, in the amount of $650,000 or more (including Loans to any one borrower or related group of borrowers which, in the aggregate, equal or exceed $650,000) shall be made by the Bank except in the ordinary course of business and consistent with prudent banking practices and the Bank's current loan policies and applicable rules and regulations of applicable Governmental Authorities with respect to amount, term, security and quality of such borrower's or borrowers' credit;

                  (e) no dividends or other distributions shall be declared or paid by the Company to the extent it would cause the minimum net worth of the Company to fall below $4,600,000 (except solely after giving effect to the payment described on Schedule 5.1(e) shall the minimum net worth of the Company be permitted to fall to $4,413,000), or as would not be permitted under applicable law;

                  (f) no dividends or other distributions shall be declared or paid by the Bank to the extent it would cause the minimum net worth of the Bank to fall below $4,800,000 or as would not be permitted under applicable law;

                  (g) the Company and the Bank shall each use their commercially reasonable efforts to maintain their present insurance coverage in respect to its properties and business;

                  (h) no significant changes shall be made in the general nature of the business conducted by the Company or the Bank;

                  (i) no employment, consulting or similar agreements shall be entered into by the Company or the Bank that are not terminable by the Company or the Bank on 30 days' or fewer notice without penalty or obligation;

                  (j) neither the Company nor the Bank shall take any action that would result in a termination, partial termination, curtailment, discontinuance of a Benefit Plan or merger of any Benefit Plan into another plan or trust;

                  (k) the Company and the Bank shall file all Returns in a timely manner and shall not make any application for or consent to any extension of time for filing any Return or any extension of the period of limitations applicable thereto;

                  (l) except as disclosed on Schedule 5.1(l), neither the Company nor the Bank shall make any expenditure for fixed assets in excess of $25,000 for any single item, or $100,000 in the aggregate, or shall enter into leases of fixed assets having an annual rental in excess of $25,000;

                  (m) neither the Company nor the Bank shall incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction except in the ordinary course consistent with prudent banking practices and the Bank's current policies;

                  (n) neither the Company nor the Bank shall do or fail to do anything that will cause a breach by the Company or the Bank of, or default by the Company or the Bank under, any Material Contract;

                  (o) the Bank shall not engage or agree to engage in any "covered transaction" within the meaning of Sections 23A or 23B of the Federal Reserve Act (without regard to the applicability of any exemptions contained in Section 23A) or any transaction of the kind referred to in Section 3.12, unless the Bank has complied with all requirements of Sections 23A or 23B of the Federal Reserve Act;

                  (p) the Bank shall only purchase or invest in obligations of the government of the United States or agencies of the United States or state or local governments having maturities of not more than five years and which municipal obligations have been assigned a rating of A or better by Moody's Investors Service or by Standard & Poor's;

                  (q) no changes of a material nature shall be made in either the Company's or the Bank's accounting procedures, methods, policies or practices or the manner in which the Company or the Bank maintain their records; and

                  (r) the Bank shall not accept or renew any brokered deposits.

         5.2      Access to Information.

                  (a) To the extent permissible under applicable law, pending the Closing, representatives of Wintrust shall, during normal business hours and on reasonable advance notice to the Company, be given full access to the Company's and the Bank's records and business activities and be afforded the opportunity to observe their business activities and consult with their officers and employees regarding the same on an ongoing basis (without limiting the foregoing, to verify compliance by the Company with all terms of this Agreement); provided, however, that the foregoing actions do not interfere with the business operations of the Company and the Bank.

                  (b) Wintrust will use such information as is provided to it by the Company or the Bank or the representatives of either solely for the purpose of conducting business, legal and financial reviews of the Company and the Bank and for such other purposes as may be related to this Agreement, and Wintrust will, and will direct all of its agents, employees and advisors to, maintain the confidentiality of all such information in accordance with the terms of the letter agreement regarding confidentiality entered into by and between the Company and Wintrust dated May 6, 2003 (the "Confidentiality Agreement").

         5.3 Meeting of Shareholders of the Company. As soon as practicable after the date of this Agreement and the effectiveness of the Registration Statement pursuant to Section 5.4, the Company shall call and hold a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions herein contemplated in accordance with the Company's certificate of incorporation, its by-laws and the DGCL (the "Shareholders Meeting"). The Company shall, through the Company Board, recommend to its shareholders, subject to its fiduciary duties, approval of this Agreement and the Merger.

         5.4 Registration Statement and Regulatory Filings. As soon as practicable after the execution of this Agreement:

                  (a) Wintrust shall file with the Commission a registration statement on an appropriate form under the Securities Act covering Wintrust Common Stock to be issued pursuant to this Agreement and shall use its reasonable and diligent efforts to cause the same to become effective as soon as practicable and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such registration statement and any amendments and supplements thereto are referred to herein as the "Registration Statement." The Registration Statement shall include a Proxy

Statement/Prospectus thereto reasonably acceptable to Wintrust and the Company, prepared by Wintrust and the Company for use in connection with the meeting of shareholders of the Company referred to in Section 5.3, all in accordance with the rules and regulations of the Commission. Wintrust shall, as soon as practicable after the execution of this Agreement, make all filings, if any, required to obtain all blue sky permits, authorizations, consents or approvals required for the issuance of Wintrust Common Stock. In advance of filing the Registration Statement, Wintrust shall provide the Company and its counsel with a copy of the Registration Statement and provide an opportunity to comment thereon, and thereafter shall promptly advise the Company and its counsel of any material communication received by Wintrust or its counsel from the Commission with respect to the Registration Statement. None of the information furnished by Wintrust or the Company for inclusion in the Registration Statement, the Proxy Statement/Prospectus or any other document filed with the Commission or any state securities commission, at the respective times at which such documents are filed with the Commission or such state securities commission, or, in the case of the Registration Statement, when it becomes effective, or in the case of the Proxy Statement/Prospectus, when mailed or at the time of the Shareholders Meeting, shall be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (b) Wintrust shall file with the Federal Reserve the Federal Reserve Application, and take all other appropriate actions necessary to obtain the regulatory approvals referred to in Section 7.3 hereof, and the Company will use all reasonable and diligent efforts to assist in obtaining all such approvals. Notwithstanding the preceding sentence, Wintrust shall have no obligation to accept any nonstandard condition or restriction imposed or requested by the Federal Reserve in connection with the Federal Reserve Application unless (i) such condition or restriction was imposed in an approval order issued by the Federal Reserve within two (2) years of the date hereof in a similar transaction involving similarly situated parties and such order was publicly available as of the date hereof, or (ii) such condition or restriction, individually or in the aggregate with any other restrictions and conditions, is not substantially detrimental to the business, prospects or financial condition of Wintrust or its subsidiaries, on the one hand, or of the Company or the Bank, on the other. In advance of filing any applications for such regulatory approvals, Wintrust shall provide the Company and its counsel with a copy of such applications (but excluding any information contained therein regarding Wintrust and its business or operations for which confidential treatment has been requested) and provide an opportunity to comment thereon, and thereafter shall promptly advise the Company and its counsel of any material communication received by Wintrust or its counsel from any regulatory authorities with respect to such applications.

         5.5 Listing of Shares. Wintrust shall use all reasonable and diligent efforts to cause the shares of Wintrust Common Stock issuable in the Merger to be approved for listing on the Nasdaq National Market.

         5.6 Reasonable and Diligent Efforts. The Parties shall use reasonable and diligent efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the Parties will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement (including any action that would impair or impede the timely obtainment of the regulatory approvals referenced in Sections 7.3 and 8.3) or that would cause any of the representations contained herein to be or become untrue.

         5.7 Business Relations and Publicity. The Company shall use reasonable and diligent efforts to preserve the reputation and relationship of the Company and the Bank with suppliers, clients, customers, employees, and others having business relations with the Company or the Bank. Wintrust and the Company shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by applicable law or the rules of the Nasdaq National Market, or with respect to employee meetings, neither Party shall issue any press release, publicity statement or other public notice relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall obtain the prior consent (which shall not be unreasonably withheld, conditioned or delayed) of Wintrust to the content of any communication to its shareholders. In furtherance of the foregoing the Parties acknowledge that immediately after execution of this Agreement Wintrust shall issue a news release (after consultation with the Company as to its content) and file the same with the Commission on Form 8-K.

         5.8      No Conduct Inconsistent with this Agreement.

                  (a) The Company shall not, and shall cause the Bank to not, during the term of this Agreement, directly or indirectly, solicit, encourage or facilitate inquiries or proposals or enter into any agreement with respect to, or initiate or participate in any negotiations or discussions with any person or entity concerning, any proposed transaction or series of transactions involving or affecting the Company or the Bank (or the securities or assets of either) that, if effected, would constitute an acquisition of control of either the Company or the Bank within the meaning of 12 U.S.C.A. ss.1817(j) (disregarding the exceptions set forth in 12 U.S.C.A. ss.1817(j)(17)) and the regulations of the Federal Reserve thereunder (each, an "Acquisition Proposal"), or furnish any information to any person or entity proposing or seeking an Acquisition Proposal.

                  (b) Notwithstanding the foregoing, in the event that the Company Board determines in good faith and after consultation with outside counsel, that in light of a Superior Acquisition Proposal (as defined herein) it is necessary to pursue such Superior Acquisition Proposal in order to act in a manner consistent with such Board's fiduciary duties, the Company Board may, in response to an Acquisition Proposal which was not solicited by or on behalf of the Company or the Bank or which did not otherwise result from a breach of
Section 5.8(a), subject to its compliance with Section 5.8(c), (i) furnish information with respect to the Company or the Bank to such person or entity making such Superior Acquisition Proposal pursuant to a customary confidentiality agreement that is no less restrictive than the confidentiality agreement entered into between the Company and Wintrust, (ii) participate in discussions or negotiations regarding such Superior Acquisition Proposal, (iii) withdraw, modify or otherwise change in a manner adverse to Wintrust, the Company's recommendation to its shareholders with respect to this Agreement and the Merger and/or (iv) terminate this Agreement in order to concurrently enter into an agreement with respect to such Superior Acquisition Proposal; provided, however, that the Company Board may not terminate this Agreement pursuant to this Section 5.8(b) unless and until (x) five (5) business days have elapsed following the delivery to Wintrust of a written notice of such determination by the Company Board and during such five (5) business day period, the Company and the Bank otherwise cooperate with Wintrust with the intent of enabling the Parties to engage in good faith negotiations so that the Merger and other transactions contemplated hereby may be effected and
(y) at the end of such five business day period the Company Board continue reasonably to believe the Acquisition Proposal at issue constitutes a Superior Acquisition Proposal. A "Superior Acquisition Proposal" means any Acquisition Proposal containing terms which the Company Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of the Company set forth in
Section 5.8(a) and (b), the Company shall immediately advise Wintrust orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person or entity making such request or Acquisition Proposal. The Company shall keep Wintrust reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal, including the status of any discussions or negotiations with respect to any Superior Acquisition Proposal.

         5.9      Pre-Closing Loan Review.

                  (a) The Company shall cause the Bank, prior to the Closing Date, to write off all Loans of the Bank that are required to be written off by the Bank's regulators or that, in conformity with past practices and policies of the Bank and GAAP, should be written off as Loan losses.

                  (b) The Company shall make available to Wintrust full information regarding the status of each Loan contained in the Loan portfolio of the Bank, as of a date not more than 15 days prior to the Closing Date.

         5.10 Board of Directors' Notices and Minutes. The Company shall give reasonable notice to Wintrust of all meetings of the Company Board and any of its committees, and the board of directors of the Bank and any of its committees, and if known, the agenda for or business to be discussed at such meeting. To the extent permissible under law, the Company shall promptly transmit to Wintrust copies of all notices, minutes, consents and other materials that the Company or the Bank provides to their directors, other than materials relating to any proposed acquisition of the Company or the Bank or this Agreement or the Merger, subject to the Company's compliance with Section
5.8. Wintrust agrees to hold in confidence and trust all such information pursuant to the Confidentiality Agreement.

         5.11 Untrue Representations and Warranties. During the term of this Agreement, if any Party becomes aware of any facts, circumstances or of the occurrence or impending occurrence of any event that would cause one or more of such Party's representations and warranties contained in this Agreement to be or to become untrue as of the Closing Date, then:

                  (a) such Party shall promptly give detailed written notice thereof to the other Parties; and

                  (b) such Party shall use reasonable and diligent efforts to change such facts or events to make such representations and warranties true, unless the same shall have been waived in writing by the other Parties.

         5.12     Director and Officer Indemnification and Liability Coverage.

                  (a) Wintrust agrees to provide each of the directors and officers of the Company and the Bank after the Effective Time substantially the same coverage against personal liability for actions taken after the Effective Time as is provided to directors and officers of Wintrust. Wintrust further agrees to cause the Surviving Corporation, or its successor in interest, for a period of five (5) years after the Effective Time to indemnify the current and past directors and officers of the Company and the Bank for all actions taken by them prior to the Effective Time in their respective capacities as directors and officers of the Company and the Bank to the same extent as the indemnification provided by the Company and the Bank to such directors and officers immediately prior to the Effective Time.

                  (b) Wintrust agrees that for a period of five (5) years after the Effective Time, Wintrust shall cause to be maintained in effect the Company's and the Bank's current policy (as in effect on the Closing Date) of directors' and officers' liability insurance maintained by the Company with respect to actions and omissions occurring on or prior to the Effective Time, subject to the following conditions:

                      (i) The Company's and the Bank's current directors' and officers' liability insurer shall agree to maintain such coverage from and after the Effective Time. In the event such insurer terminates or declines to continue such coverage after the Effective Time, Wintrust shall use its commercially reasonable efforts, with the cooperation of the former directors and officers of the Company, to identify and obtain similar coverage from another insurance carrier of substantially similar size and reputation to that of such former insurer, if such coverage is reasonably obtainable from the marketplace. If after such reasonable efforts another such insurance carrier is unable or unwilling to provide such similar coverage, Wintrust shall obtain the best coverage available, in the reasonable judgment of Wintrust, for a cost up to but not exceeding the Maximum Amount (as defined below).

                      (ii) Wintrust may substitute therefor policies of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous.

                      (iii) In no event shall Wintrust be obligated to expend, in order to maintain or provide insurance coverage pursuant to this
         Section 5.12(b), any amount, in aggregate, in excess of $30,000 per annum (the "Maximum Amount").

                      (iv) Prior to the Effective Time, the Company shall notify the appropriate directors' and officers' liability insurers of the Merger and of all pending or threatened claims, actions, suits, proceedings or investigations asserted or claimed against any officer or director of the Company or the Bank, or circumstances likely to give rise thereto to the extent known by the Company, in accordance with the terms and conditions of the applicable policies.

                      (v) If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Wintrust shall use reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

                      (vi) The Company and its directors and officers shall use reasonable and diligent efforts to cooperate with Wintrust in obtaining the above-described insurance coverages.

         5.13 Monthly Financial Statements. Prior to the Closing Date, the Company shall deliver to Wintrust a monthly balance sheet, income statement and statement of stockholders' equity of the Company and the Bank as of the end of each month as promptly as practicable after they become available. Such monthly financial statements shall be prepared consistent with past practice and, except as described on Schedule 5.13, in conformity in all material respects with GAAP (excluding footnote disclosure) applied on a basis consistent with the Financial Statements.

         5.14 Dissent Process. The Company shall give to Wintrust prompt written notice of any written demands for appraisal for any shares of Company Common Stock, any attempted withdrawals of any such demands, and any other notice given or instrument served relating to the exercise of dissenters' rights granted under the DGCL, including the name of each dissenting shareholder and the number of shares of Company Common Stock to which the dissent relates. Wintrust will have the right to participate in all negotiations and proceedings relating thereto, and exceptions required by law. The Company will not make any payment with respect to, or settle or offer to settle, any appraisal demands without Wintrust's prior written consent.

         5.15 Section 368(a) Reorganization. Either prior to or after the Closing Date, none of the Parties shall take or cause to be taken any action, or omit to take any action or cause any omission, which would cause the Merger not to qualify as a reorganization under Section 368(a) of the Code.

         5.16     Treatment of Warrants and Options.

                  (a) Notwithstanding anything contained in this Agreement to the contrary, Wintrust and the Company each acknowledge and agree that the holder of any Warrant or Outstanding Company Option may, at any time prior to the Valuation Date, exercise such Warrant or Outstanding Company Option in accordance with its terms and conditions.

                  (b) The Company shall cause the termination or cancellation of all Warrants that have an exercise price greater than $7.50, and such termination or cancellation shall be effective prior to the Closing Date.

         5.17 Converted Options. Wintrust agrees to assume and honor each of the Converted Options in accordance with their terms. As soon as reasonably practicable following the Closing

Date, Wintrust shall file a registration statement with the Commission with respect to the shares of Wintrust Common Stock to be covered by such Converted Options. Such shares of Wintrust Common Stock shall be duly authorized and, upon exercise of such Converted Options, shall be validly issued, fully paid and nonassessable, and not in violation of or subject to any preemptive rights except as set forth in Wintrust's articles of incorporation. Wintrust shall after the Effective Time have reserved sufficient shares of Wintrust Common Stock for issuance with respect to such options.

         5.18     Premium Finance Lending Issue.

                  (a) Within 45 days of the date of this Agreement, the Company shall certify in writing and demonstrate to the reasonable satisfaction of Wintrust that:

                           (i) the Bank has confirmed with each ultimate borrower under the Bank's premium financing program the existence and terms of all debt obligations related to insurance premium financing loans extended by the Bank for the benefit of such borrower; provided, however, that in the event any borrowers fail to return to the Bank their written acknowledgment of such debt obligations within 45 days of the date of this Agreement, the Bank shall confirm in writing to the applicable insurance carrier (1) the identity of such borrowers, (2) the existence of the insurance policies securing such debt obligations, and (3) its notification that the Bank has a financial interest in such policies which is secured by the unearned premiums of such policies;

                           (ii) the Bank has used reasonable and diligent efforts to verify the payment as of the Closing Date of all required amounts from such ultimate borrowers under such premium financing loans through a review of the insurance premium financing agent's deposit receipts; and

                           (iii) the Bank shall have confirmed for at least thirty percent (30%) of the insurance premium financing loans as selected by Wintrust, that sufficient insurance policies are in place providing the collateral for each such loan.

                  (b) From the date of this Agreement through the Closing Date, for all new insurance premium financing loans extended by the Bank, the Bank shall have obtained written acknowledgment from each ultimate borrower under such loans of the existence of such loan and debt obligations of such borrower with the Bank.

                                    ARTICLE 6
                            EMPLOYEE BENEFIT MATTERS

         6.1 Benefit Plans. Schedule 6.1 lists all of the employees of the Company and the Bank (the "Employees"). Wintrust and the Company Board shall together review the Benefit Plans and the coverages provided thereunder. Effective as of the Closing Date, (i) the Company Board shall cause the Company to terminate all Benefit Plans other than the Company's 401(k) plan, health, life and disability insurance plans, and long-term care plan (the "Retained Plans"), and to pay prior to the Closing or accrue fully any liabilities under the Benefit Plans (including the Retained Plans) or arising out of such termination of Benefit Plans, and (ii) each full-time Employee shall become eligible for and entitled to participate in Wintrust's benefit plans (other than those benefit plans for which such Employee is covered under the Retained Plans) on the same terms and subject to the same conditions as all other U.S. employees of Wintrust and its subsidiaries. From and after the Closing Date, Wintrust shall continue coverage for the Employees under the Company's Retained Plans in effect prior to the Closing Date, to the extent not in violation of any statute, law (including common law), ordinance, rule or regulation applicable to such plans or the qualifications or requirements of such plans, until such time as Wintrust determines such plans are to be terminated or merged with existing Wintrust plans, at which time all Employees previously covered under such Retained Plans shall become eligible for and entitled to participate in Wintrust's similar plans on the same terms and subject to the same conditions as all other U.S. employees of Wintrust and its subsidiaries. To the extent permitted by applicable law the Company shall notify Wintrust on the Closing Date of the existence or absence of any significant pre-existing conditions of any insureds under the Benefit Plans. Wintrust shall use its reasonable and diligent efforts to cause any pre-existing condition limitations under Wintrust's medical benefit plans to be waived to the extent such conditions have been waived prior to the Effective Time. For purposes of determining eligibility to participate and, where applicable, vesting under Wintrust's applicable retirement savings plan and employee stock purchase plan, Wintrust's short-term disability plans and vacation policy, each Employee shall receive past service credit for his or her prior employment with the Company as if such Employee had then been employed by Wintrust. Wintrust reserves the right to change or terminate its employee benefit plans at any time.

         6.2 No Rights or Remedies. Nothing in this Article shall confer upon any Employee or his or her legal representative, any rights or remedies, including any right to employment, or continued employment, for any specified period, or any nature or kind whatsoever under or by reason of this Agreement.

                                    ARTICLE 7
         CONDITIONS PRECEDENT TO OBLIGATIONS OF WINTRUST AND MERGER CO.

         Unless the conditions are waived by Wintrust, all obligations of Wintrust and Merger Co. under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

         7.1 Representations and Warranties; Performance of Agreements. Each of the representations and warranties contained in Article III of this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and each of the representations and warranties contained in
Article III that are not qualified by materiality shall be true and correct in all material respects, except to the extent such representations and warranties speak as of an earlier date, they shall be tested as of such earlier date. The Company shall have performed in all material respects all agreements herein required to be performed by the Company on or before the Closing.

         7.2 Closing Certificate. Wintrust shall have received a certificate of the Company signed by a senior executive officer of the Company, dated as of the Closing Date, certifying in such detail as Wintrust may reasonably request, as to the fulfillment of the conditions to the obligations of Wintrust set forth in this Agreement that are required to be fulfilled by the Company on or before the Closing.

         7.3 Regulatory and Other Approvals. Wintrust shall have obtained the approval of all appropriate regulatory entities of the transactions contemplated by this Agreement and the Merger, all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Merger or to obtain substantial damages in respect of such transaction.

         7.4 Approval of Merger and Delivery of Agreement. This Agreement and the Merger shall have been approved by the shareholders of the Company in accordance with the Company's certificate of incorporation, by-laws and the DGCL, and the proper officers of the Company shall have executed and delivered to Wintrust copies of this Agreement and the Certificate of Merger, in form suitable for filing with the Secretary of State of the State of Delaware, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing. The holders, in the aggregate, of not more than 10% of the shares of Company Common Stock shall have given written demand for dissenter's rights in accordance with the DGCL.

         7.5 Effectiveness of the Registration Statement. The Registration Statement shall have become effective with respect to the shares of Wintrust Common Stock to be issued in the Merger, no stop order suspending the effectiveness of such Registration Statement shall have been issued, no material proceeding for that purpose shall have been instituted or threatened, and all requests for additional information on the part of the Commission shall have been complied with to Wintrust's satisfaction.

         7.6 No Litigation. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the Merger or to obtain other relief in connection with this Agreement or the transactions contemplated herein that Wintrust believes, in good faith and with the written advice of outside counsel, makes it inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that the Company or the Bank has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a Material Adverse Effect on the Company or the Bank.

         7.7 Environmental Surveys. Wintrust shall have the right, at its option, to obtain Phase I environmental audits of all real property or facilities used by either the Company or the Bank in the conduct of its business, conducted by an independent environmental consultant selected by Wintrust. Wintrust shall pay the costs of obtaining such Phase I environmental audits. No such environmental audit shall have identified any violation of the Environmental Laws or condition relating to the environment, human health or safety which could reasonably be expected to have a Material Adverse Effect on the Company.

         7.8 Opinion of Counsel. Wintrust shall have received the opinion of Vedder, Price, Kaufman & Kammholz, P.C., counsel for the Company, dated as of the Closing Date, and in form substantially similar to Exhibit C and reasonably satisfactory to Wintrust and its counsel.

         7.9 Employment Agreements. Those person identified on Schedule 7.9 shall each have entered into an employment agreement with Wintrust and the Surviving Corporation, dated the Closing Date, in substantially the forms attached hereto as Exhibits D-1 and D-2.

         7.10 No Adverse Changes. Between the date of this Agreement and the Closing Date, the business of the Company and the Bank, taken as a whole, shall have been conducted in the ordinary course, in all respects consistent with prudent banking practices, and there shall not have occurred any change or any condition, event, circumstance, fact or occurrence, other than as provided in this Agreement, that would have a Material Adverse Effect on the Company.

         7.11     Minimum Net Worth and Loan Loss Reserve Requirements.

                  (a) As of the last day of the month preceding the Closing Date, as determined in conformity with GAAP applied on a basis consistent with the preparation of the Financial Statements, (i) the Bank shall have a minimum net worth of not less than $4,800,000 and (ii) the shareholders' equity in the Company shall be at not less than $4,600,000, provided that the Company shall have no more than $480,000 in debt, and provided further that for purposes of
Section 7.11(a)(ii) only, the Company's shareholders' equity shall (1) be increased by (A) any fees for attorneys, accountants and financial advisors actually incurred by the Company in connection with this Agreement and the transactions contemplated herein, up to a maximum of $100,000, and (B) the after-tax portion of the payment made by the Company pursuant to Section 5.1(e), and (2) decreased by any cash receipts from the exercise of Outstanding Company Options.

                  (b) As of the last day of the month preceding the Closing Date, as determined in conformity with past practices and policies of the Bank and GAAP applied on a basis consistent with the preparation of the Financial Statements, the Bank's reserve for loan losses, determined as described in
Section 3.8, shall be not less than 1.20% of the Bank's net Loans (gross Loans less unearned discounts).

         7.12 Voting Agreements. On or before August 14, 2003, Wintrust shall have received a Voting Agreement, in the form attached hereto as Exhibit E, executed by each of those shareholders of the Company identified on Schedule 7.12, each of whom is a director of the Company or the Bank.

         7.13 Satisfaction of Premium Finance Lending Issue. The Company and the Bank shall have fully complied with the provisions of Section 5.18.

         7.14 Consents; Release of Pledged Shares. The Company shall have obtained or caused to be obtained (a) all required written consents requested by Wintrust before September 15, 2003 under each of the agreements, plans, policies, etc. listed on Schedule 3.5, to the extent applicable (b) a release, from any lender to whom common stock of the Bank may be pledged by the Company as collateral as of the Closing, of such pledged shares and (c) all other written consents, permissions and approvals as required under any other agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement where the failure to obtain such consents, permissions and approvals would have a Material Adverse Effect on the Company or Wintrust.

         7.15 Other Documents. Wintrust shall have received at the Closing such other customary documents, certificates, or instruments as they may have reasonably requested evidencing compliance by the Company with the terms and conditions of this Agreement.

                                    ARTICLE 8
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         Unless the conditions are waived by the Company, all obligations of the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

         8.1 Representations and Warranties; Performance of Agreements. Each of the representations and warranties contained in Article IV of this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and each of the representations and warranties contained in
Article IV that are not qualified by materiality shall be true and correct in all material respects, except to the extent such representations and warranties speak as of an earlier date, they shall be tested as of such earlier date. Wintrust and Merger Co. shall have performed in all material respects all agreements herein required to be performed by Wintrust and Merger Co. on or before the Closing.

         8.2 Closing Certificates. The Company shall have received certificates signed by the Chief Executive Officer, a Senior Executive Vice President, an Executive Vice President, or a Senior Vice President of each of Wintrust and Merger Co. dated as of the Closing Date, certifying in such detail as the Company may reasonably request, as to the fulfillment of the conditions to the obligations of the Company as set forth in this Agreement.

         8.3 Regulatory and Other Approvals. Wintrust shall have obtained the approval of all appropriate regulatory entities of the transactions contemplated by this Agreement and the Merger, all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Merger or to obtain substantial damages in respect of such transaction.

         8.4 Delivery of Agreement. The proper officers of Wintrust and Merger Co. shall have executed and delivered to the Company copies of this Agreement and the Certificate of Merger, in form suitable for filing with the Secretary of State of the State of Delaware, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing.

         8.5 Effectiveness of the Registration Statement. The Registration Statement shall have become effective with respect to the shares of Wintrust Common Stock to be issued in the Merger, no stop order suspending the effectiveness of such Registration Statement shall have been issued, no proceeding for that purpose shall have been instituted or threatened, and all requests for additional information on the part of the Commission shall have been complied with to the Company's satisfaction.

         8.6 No Litigation. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the Merger or to obtain other relief in connection with this Agreement or the transactions contemplated herein that the Company believes, in good faith and with the written advice of outside counsel, makes it inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that Wintrust or Merger Co. has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a Material Adverse Effect on Wintrust.

         8.7      Opinions of Counsel.

                  (a) The Company shall have received the opinion of Schiff Hardin & Waite, counsel for Wintrust and Merger Co., dated as of the Closing Date, and in form substantially similar to Exhibit F and reasonably satisfactory to the Company and its counsel.

                  (b) The Company shall have received the opinion of Vedder, Price, Kaufman & Kammholz, P.C., counsel to the Company, dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, that the Company and Wintrust will each be a party to such reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by the holders of Company Common Stock upon the receipt of Wintrust Common Stock in exchange for their shares of Company Common Stock, except to the extent of any cash received in lieu of fractional share of Wintrust Common Stock. The tax opinion shall be supported by one or more fact certificates or affidavits from Wintrust or Merger Co., in such form and content as may reasonably be requested by counsel to the Company.

         8.8 No Adverse Changes. Between the date of this Agreement and the Closing Date, there shall not have occurred any change or any condition, event, circumstance, fact or occurrence, other than as provided in this Agreement, that would have a Material Adverse Effect on Wintrust.

         8.9 Nasdaq Listing. The Wintrust Common Stock to be issued to holders of Company Common Stock pursuant to the Merger shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance if required.

         8.10 Other Documents. The Company shall have received at the Closing all such other customary documents, certificates, or instruments as they may have reasonably requested evidencing compliance by Wintrust and Merger Co. with the terms and conditions of this Agreement.

                                    ARTICLE 9
            NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         9.1 Non-Survival. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Effective Time, except for those covenants or agreements contained herein which by their terms apply in whole or in part after the Effective Time. Without limiting the foregoing, none of the directors or officers of the Parties shall have any liability for any of the representations, warranties, covenants and agreements contained herein.

                                   ARTICLE 10
                                     GENERAL

         10.1 Expenses. Except as otherwise provided in this Section 10.1, all costs and expenses incurred in the consummation of this transaction, including any brokers' or finders' fees, shall be paid by the Party incurring such cost or expense.

                  (a) Each of Wintrust and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the printing and mailing of the Registration Statement, excluding legal and accounting fees and expenses related thereto which shall be paid by the Party incurring such fees and expenses. Registration Statement filing fees to be paid to the Commission shall be borne and paid by Wintrust.

                  (b) In the event that this Agreement is terminated by Wintrust because the Company or the Bank committed a material breach of its material obligations under this Agreement, unless such breach is a result of the failure by Wintrust to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date of such termination, then, provided Wintrust is in material compliance with all of its material obligations under this Agreement, the Company shall reimburse Wintrust in an amount, not to exceed $150,000, for the out-of-pocket expenses and costs, subject to verification thereof, that Wintrust (i) has incurred in furtherance of this Agreement and the transactions contemplated herein and (ii) is reasonably expected to incur as a result of the Company's breach of this Agreement, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of Wintrust; provided, however, that except as provided in Section 10.1(c), such sums shall constitute liquidated damages and the receipt thereof shall be Wintrust's sole and exclusive remedy under this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by Wintrust as a result of the Company's willful breach of this Agreement, then in addition to recovery of its out-of-pocket expenses and costs, Wintrust shall be entitled to recover such other amounts as it may be entitled to receive at law or in equity.

                  (c) In the event that this Agreement is terminated (i) by Wintrust as a result of a breach by the Company of its covenant in Section 5.8(a), (ii) by the Company pursuant to Section 10.2(e), or (iii) pursuant to Sections 10.2(a) or 10.2(b) and within six months after the date of such termination the Company or the Bank has either consummated or entered into a definitive agreement relating to an Acquisition Proposal which was made known to any member of the Company Board and not disclosed to Wintrust prior to the date of such termination, then the Company shall pay to Wintrust a termination fee equal to $500,000.

                  (d) In the event that this Agreement is terminated by the Company because Wintrust committed a material breach of its material obligations under this Agreement, unless such breach is a result of the failure by the Company or the Bank to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date of such termination, then, provided the Company and the Bank are each in material compliance with all of its material obligations under this Agreement, Wintrust shall reimburse the Company in an amount, not to exceed $150,000, for the out-of-pocket expenses, subject to verification thereof, that the Company (i) has incurred in furtherance of this Agreement and the transactions contemplated herein and
(ii) is reasonably expected to incur as a result of Wintrust's breach of this Agreement, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of the Company; provided, however, that such sums shall constitute liquidated damages and the receipt thereof shall be the Company's sole and exclusive remedy under this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by the Company as a result of Wintrust's willful breach of this Agreement, then in addition to recovery of its out-of-pocket expenses and costs, the Company shall be entitled to recover such other amounts as it may be entitled to receive at law or in equity.

                  (e) In the event this Agreement is terminated pursuant to
Section 10.2(b) because Wintrust fails to obtain all of the necessary regulatory approvals described in Sections 7.3 and 8.3 for any reason other than regulatory matters relating solely to the Company or the Bank, Wintrust shall pay to the Company $150,000, provided, however, that such sums shall constitute liquidated damages and the receipt thereof shall be the Company's sole and exclusive remedy under this Agreement.

                  (f) In the event this Agreement is terminated pursuant to
Section 10.2(b) because Wintrust fails to obtain all of the necessary regulatory approvals described in Sections 7.3 and 8.3 because of regulatory matters relating solely to the Company or the Bank, the Company shall pay to Wintrust $150,000, provided, however, that except as provided in Section 10.1(c), such sums shall constitute liquidated damages and the receipt thereof shall be Wintrust's sole and exclusive remedy under this Agreement.

                  (g) At the Effective Time, Wintrust shall (i) reimburse the Company for its attorneys', accountants' and financial advisors' fees and expenses actually incurred, subject to verification thereof, up to a maximum of $100,000, and (ii) provide a capital contribution of $300,000 to the Company.

                  (h) All costs and expenses reasonably estimated to have been incurred by the Company shall be either paid or accrued for on or prior to the Closing Date; provided, however, that nothing in this Section 10.1 shall be deemed to relieve the Company of its liability to pay any expenses incurred in connection with this Agreement following the Closing.

         10.2     Termination.  This Agreement may be terminated:

                  (a) at any time by written agreement between Wintrust and the Company;

                  (b) by either Wintrust or the Company if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its material obligations under this Agreement) by January 31, 2004, or such later date agreed to by the Parties, provided, however, that such termination date shall automatically be extended until April 30, 2004, if the sole impediment to Closing is a delay in either (i) the determination of the effectiveness of the Registration Statement or (ii) the Federal Reserve's approval of the Federal Reserve Application;

                  (c) by Wintrust by written notice to the Company, if (i) any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Wintrust to comply with its obligations under this Agreement); and (ii) Wintrust has not waived such condition on or before the Closing Date;

                  (d) by the Company by written notice to Wintrust, if (i) any of the conditions in Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or the Bank to comply with its obligations under this Agreement); and (ii) the Company has not waived such condition on or before the Closing Date; or

                  (e) by the Company, if pursuant to Section 5.8(b) the Company Board determines that its fiduciary duties require it to accept an unsolicited Acquisition Proposal from a third party, or by Wintrust if an Acquisition Proposal from a third party is accepted by the Company or consummated, in each case by written notice to the other party.

                  (f) Any termination of this Agreement shall not affect any rights accrued prior to such termination.

         10.3 Confidential Information. Wintrust, Merger Co. and the Company each covenant that, in the event the transactions contemplated by this Agreement are not consummated, each such Party will keep in strict confidence and return all documents containing any information concerning the properties, business, and assets of the other Parties that may have been obtained in the course of negotiations or examination of the affairs of each other Party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources), except to the extent that disclosure is required by judicial process or governmental or regulatory authorities.

         10.4 Non-Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Parties under this Agreement shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Notwithstanding the foregoing, Wintrust and Merger Co. may assign their respective rights hereunder to another wholly owned subsidiary of Wintrust. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.

         10.5 Notices. All notices, requests, demands, and other communications provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) the third business day after being deposited in the United States mail, registered or certified mail (return receipt requested), or (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service, in each case addressed as follows:

                         (i)   If to the Company, addressed to:

                               Village Bancorp Inc.
                               311 South Arlington Heights Road
                               Arlington Heights, Illinois 60005-1999
                               Attention:  Thomas H. Roth, Chairman
                               with a copy to:

                               Vedder, Price, Kaufman & Kammholz, P.C.
                               222 North LaSalle Street, Suite 2600
                               Chicago, Illinois 60601-1003
                               Attention: Daniel O'Rourke

                         (ii)  If to Wintrust or Merger Co., addressed to:

                               Wintrust Financial Corporation
                               727 North Bank Lane
                               Lake Forest, Illinois  60045
                               Attention:  David A. Dykstra
                               Senior Executive Vice President and
                                 Chief Operating Officer

                               with a copy to:

                               Schiff Hardin & Waite
                               6600 Sears Tower
                               Chicago, IL 60606-6473
                               Attention: Matthew G. Galo

         10.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

         10.7 Knowledge. References in this Agreement to the "knowledge" of a party shall mean, with respect to a natural person, the actual knowledge of such person after reasonable investigation and with respect to an entity, the actual knowledge of its executive officers and directors after reasonable investigation.

         10.8 Entire Agreement. This Agreement, including the Schedules and agreements delivered pursuant hereto, and the Confidentiality Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written. This Agreement shall not be modified or amended other than by written agreement of the parties hereto. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit, or amplify the provisions hereof.

         10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

         10.10 Severability. In the event that a court of competent jurisdiction shall finally determine that any provision of this Agreement or any portion thereof is unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision and portion thereof that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the state whose laws are deemed to govern enforceability.

                          ** Signature Page Follows **

         IN WITNESS WHEREOF, Wintrust Financial Corporation, WTFC Merger Co., and Village Bancorp, Inc. have each executed this Agreement as of the day and year first written above.

                                          WINTRUST FINANCIAL CORPORATION


                                          By:    /s/ David A. Dykstra
                                                 -------------------------------
                                          Name:  David A. Dykstra
                                          Title: Senior Executive Vice President
                                                 and Chief Operating Officer


                                          WTFC MERGER CO.


                                          By:    /s/ David A. Dykstra
                                                 -------------------------------
                                          Name:  David A. Dykstra
                                          Title: Vice President


                                          VILLAGE BANCORP, INC.


                                          By:    /s/ Thomas H. Roth
                                                 -------------------------------
                                          Name:  Thomas H. Roth
                                          Title: President and Chief Executive
                                                 Officer